Exhibit 4.5
NO TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (AS DEFINED HEREIN) OR OTHER MEANS SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED TRANSFER IS IN COMPLIANCE WITH THE ACT AND STATE SECURITIES LAWS.
Warrant Number: WB-_______
Issue Date: November 14, 2005
KITTY HAWK, INC.
COMMON STOCK PURCHASE WARRANT
Void after November 14, 2010
     This Warrant (the “Warrant”) entitles [                                          ] (including any successors or assigns, the “Holder”), for value received, to purchase from KITTY HAWK, INC., a Delaware corporation, at any time and from time to time, subject to the terms and conditions set forth herein, during the period starting from 8:00 a.m. on the date first indicated above (as defined in Section 1) to 5:00 p.m., Central Time, on the Expiration Date (as defined in Section 1), at which time this Warrant shall expire and become void, all or any portion of the Warrant Shares at the Exercise Price (as defined in Section 1). This Warrant also is subject to the following terms and conditions:
     1. Definitions.
     As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:
     “Affiliate” shall mean any entity controlling, controlled by or under common control with the Company. For the purposes of this definition, “control” shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.
     “Business Day” means a day other than a Saturday or Sunday or any federal or New York holiday.
     “Common Stock” means the common stock, $0.000001 par value per share, of the Company.
     “Company” means Kitty Hawk, Inc., a Delaware corporation.

     “Exercise Price” means, $0.82 per share of Common Stock, as applicable and as adjusted from time to time pursuant to the terms of this Warrant.
     “Expiration Date” means November 14, 2010.
     “Fair Market Value” shall mean, with respect to any exercise of all or any portion of the Warrant, (i) if the Common Stock is traded on a national securities exchange, then the last reported sale price per share of Common Stock on such exchange on the date immediately preceding the date of such exercise or, if no such sale price is reported on such date, such price on the next preceding Business Day in which a price was reported, (ii) if the Common Stock is actively traded over-the-counter, then the average of the closing bid and asked prices over the five (5) trading days ended on the trading day immediately preceding the date of such exercise or (iii) if such Common Stock is not traded, quoted or listed on any national securities exchange or the over-the-counter market, then the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Company.
     “Holder” has the meaning set forth in the preamble of this Warrant.
     “Opinion of Counsel” shall mean a written opinion of counsel experienced in Securities Act matters chosen by the Holder (and which may be in-house counsel to such Holder) of this Warrant or Warrant Shares issued upon the exercise hereof; provided, however, that such opinion and opinion giver are reasonably acceptable to the Company.
     “Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.
     “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof, by and between the Company and the other parties thereto.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of the date hereof, by and between the Company and the other parties thereto.
     “Standstill Agreement” means that certain Standstill Agreement dated as of the date hereof, by and between the Company and the other parties thereto.
     “Warrant Shares” means an aggregate of [                      ] shares of Common Stock, after giving effect to all adjustments thereto provided for herein, including, without limitation, those set forth in Section 4 hereof.
     2. Exercise of Warrant.
          2.1 Method of Exercise. Subject to all of the terms and conditions hereof, this Warrant may be exercised in whole or in part (but in increments of no less than 1,000

Warrant Shares, subject to adjustment proportionate to adjustments to Warrant Shares in accordance with this Warrant), with respect to then Warrant Shares, at any time and from time to time during the period commencing on the first indicated above and ending on the Expiration Date. Exercise shall be by presentation and surrender to the Company at its principal office, or to the transfer agent of the Company, of this Warrant and the notice and subscription form annexed hereto, executed by the Holder, which shall indicate the number of shares for which the Holder intends to exercise this Warrant, together with payment to the Company in accordance with Section 3 hereof in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise. Upon and as of receipt by the Company (or the transfer agent) of such properly completed and duly executed purchase form accompanied by payment as herein provided, the Holder shall be deemed to be the Holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then actually be, or have been, delivered to the Holder.
          2.2 Delivery of Stock Certificates on Exercise. Within five (5) Business Days after the exercise of this Warrant (or such longer period required to comply with applicable securities laws and exchange rules), the Company, at its expense and in accordance with applicable securities laws, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 6 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.
          2.3 Shares To Be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein).
          2.4 Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock called for upon any exercise hereof, the Company shall make a cash payment to the Holder as set forth in Section 2.2 hereof.
          2.5 Issuance of New Warrants; Company Acknowledgment. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five (5) Business Days (or such longer period required to comply with applicable securities laws and exchange rules), issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares.
          2.6 Payment of Fees and Taxes. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant.

     3. Payment of Exercise Price.
     The Exercise Price for the Warrant Shares being purchased shall be paid in cash, by certified check or by wire transfer to an account designated in writing by the Company.
     4. Adjustment of Exercise Price.
     The Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:
          4.1 Subdivision or Combination of Stock. If at any time or from time to time after the date hereof, the Company shall subdivide (by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined (whether by stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be decreased proportionately. The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.1.
          4.2 Adjustment for Stock Dividends. If at any time after the date hereof, the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or securities convertible into shares of Common Stock, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution. The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.2.
          4.3 Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of this Warrant shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an adjustment under Section 4.1 and Section 4.2 or a merger, consolidation, or sale of assets provided for under Section 4.4), then and in each such event, the Holder hereof shall have the right thereafter to convert each Warrant Share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change by holders of the number of shares of Common Stock into which such Warrant Shares would have been convertible immediately prior to such reclassification or change, all subject to successive adjustments thereafter from time to time pursuant to and in accordance with, the provisions of this Section 4.
          4.4 Adjustments for Merger or Consolidation. In the event that, at any time or from time to time after the date hereof, the Company shall (i) effect a reorganization,

(ii) consolidate with or merge into any other Person, or (iii) sell or transfer all or substantially all of its properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued, from treasury, or any combination thereof) to any other person under any plan or arrangement contemplating the consolidation or merger, sale or transfer, or dissolution of the Company, then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 2.1 hereof at any time or from time to time after the consummation of such reorganization, consolidation, merger or sale or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the stock and property (including cash) to which the Holder would have been entitled upon the consummation of such consolidation or merger, or sale or transfer, or in connection with such dissolution, as the case may be, as if the Holder had so exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Company for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Holder) the obligation to deliver the stock or property (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.
          4.5 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Common Stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Common Stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued or from treasury or any combination thereof), whether or not such Person shall have expressly assumed the terms of this Warrant.
          4.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price and number of Warrant Shares pursuant to this Section 4, this Warrant shall, without any action on the part of the Holder, be adjusted in accordance with this Section 4, and the Company, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith send a copy of each such certificate to the Holder in accordance with Section 8.4.
          4.7 When Adjustments To Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, except as otherwise provided herein, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing the adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.
          4.8 When Adjustment Not Required. If the Company takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4 would apply, but thereafter and before the distribution to stockholders thereof, legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
     5. Notices of Record Date.
     Upon (i) any establishment by the Company of a record date of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (ii) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (x) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (y) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (z) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.
     6. Transfer Provisions, etc.
          6.1 Restrictions on Transfer. Holder shall not transfer this Warrant or any Warrant Shares other than pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from the registration provisions thereof. If requested by the Company, the Holder will deliver an Opinion of Counsel, acceptable to the Company in its reasonable discretion, to the effect that a proposed transfer pursuant to clause (ii) of the preceding sentence (other than a transfer described in Section 6.4) is exempt from the registration requirements of the Securities Act.
          6.2 Restrictive Legends.
          (a) Except as otherwise provided in this Section 6, each certificate for Warrant Shares issued upon the exercise of this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

“NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (AS DEFINED IN THAT CERTAIN COMMON STOCK PURCHASE WARRANT OF KITTY HAWK, INC., DATED NOVEMBER 14, 2005) OR OTHER MEANS SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED TRANSFER IS IN COMPLIANCE WITH THE ACT AND STATE SECURITIES LAWS.”
          (b) Except as otherwise provided in this Section 6, each Warrant issued shall be stamped or otherwise imprinted with a legend in substantially the following form:
“NO TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (AS DEFINED HEREIN) OR OTHER MEANS SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED TRANSFER IS IN COMPLIANCE WITH THE ACT AND STATE SECURITIES LAWS.”
          6.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 6, the restrictions imposed by Section 6.1 upon the transferability of the Warrants and the Warrant Shares and the legend requirements of Section 6.2 shall terminate as to any particular Warrant or Warrant Shares if (i) the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act or (ii) such Warrant or Warrant Shares shall be registered by the Company. Whenever the restrictions imposed by Section 6.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:
“THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 6 HEREOF TERMINATED ON                                         ,                      AND ARE OF NO FURTHER FORCE AND EFFECT.”
All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section 6 shall terminate as to any Warrant Shares, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new certificate representing such Common Stock not bearing the restrictive legends.
          6.4 Transfers to Affiliates. Notwithstanding anything contained herein to the contrary, a Holder shall have the right at any time, without restriction of any kind, to transfer all or any portion of the Warrants and the Warrant Shares to any Affiliate of the Holder; provided, however, that any such Affiliate agrees to be bound by the provisions of this Section 6.
          6.5 Mechanics of Transfer.
               (a) Any transfer of all or any portion of this Warrant (and the Warrant Shares), or of any interest herein or therein, that is otherwise in compliance with this Warrant and with applicable law shall be effected by surrendering this Warrant to the Company at its principal office, together with a duly executed form of assignment, in the form attached hereto. In the event of any such transfer of this Warrant, the Company shall issue a new warrant or warrants of like tenor to the transferee(s), representing, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.
               (b) In the event of any transfer of all or any portion of this Warrant in accordance with this Section 6, the Company shall issue (i) a new warrant of like tenor to the transferee, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder of the transferred portion of this Warrant, and (ii) a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder of the un-transferred portion of this Warrant. Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.
          6.6 Warrant Register. The Company shall keep at its principal office a register for the registration, and registration of transfers, of the Warrants. The name and address of each Holder of one or more of the Warrants, each transfer thereof and the name and address of each transferee of one or more of the Warrants shall be registered in such register. The Company shall give to any Holder of a Warrant promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of the Warrants.
     7. Lost, Stolen or Destroyed Warrant.
     Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of a customary affidavit of the Holder and indemnity agreement, or, in the case of mutilation, upon surrender of this Warrant, the Company at its expense will execute and deliver, or will instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void. Upon issuance of any new Warrant under this Section 7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith.

     8. General.
          8.1 Authorized Shares, Reservation of Shares for Issuance. At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock, any other capital stock or other securities as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).
          8.2 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment.
          8.3 No Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever. Nothing in this Warrant shall be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights.
          8.4 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:
          If to the Company:
Kitty Hawk, Inc.
1515 West 20th Street
P. O. Box 612787
DFW International Airport, Texas 75261
Telephone: (972) 456-2200
Facsimile: (972) 456-2249
Attn: Steven E. Markhoff, Esq.

          With a copy to:
Haynes and Boone, LLP
901 Main Street
Dallas, Texas 75214
Telephone: (214) 651-5000
Facsimile: (214) 200-0428
Attn: Garrett A. DeVries
          If to Holder:

Telephone:

Facsimile:

Attn:

          With a copy to:
Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Telephone: (714) 668-6200
Facsimile: (714) 979-1921
Attn: Peter J. Tennyson
or to such other place and with such other copies as either party may designate as to itself by written notice to the other.
     All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
     9. Choice of Law.
     This Warrant shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Texas, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Warrant, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     10. Entire Agreement; Amendments and Waivers.
     This Warrant, the Confidentiality Agreement between the Holder and the Company, the Registration Rights Agreement, the Standstill Agreement and the Securities Purchase Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Holder.
     11. Counterparts.
     This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     12. Invalidity.
     In the event that any one or more of the provisions contained in this Warrant or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant or any other such instrument.
     13. Headings.
     The headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Warrant.
     14. Remedies.
     The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Warrant to enforce specifically the provisions of this Warrant, in any court of the United States or any state thereof having jurisdiction, without the need to pass a bond or other security, in addition to any other remedy to which the parties may be entitled under this Warrant or at law or in equity.
[signature page to follow]

     In Witness Whereof, the Company has executed this Common Stock Purchase Warrant as of the date set forth above.

COMPANY:

KITTY HAWK, INC.

By:

Name:	Robert W. Zoller, Jr.
Title:	President and Chief Executive Officer
[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

NOTICE AND
SUBSCRIPTION

To:	KITTY HAWK, INC.	Date:
1515 West 20th Street
P. O. Box 612787
DFW International Airport, Texas 75261
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder,                                         shares of Common Stock, of KITTY HAWK, INC. a Delaware corporation, and tenders herewith payment of $                                        , in immediately available funds, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant.
Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:
If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated: ,
Signature

FORM OF ASSIGNMENT
(To be executed upon assignment of Warrant)
     For value received,                      hereby sells, assigns and transfers unto                      the attached Warrant [___% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      attorney to transfer said Warrant [said percentage of said Warrant] on the books of KITTY HAWK, INC., a Delaware corporation, with full power of substitution in the premises.
     If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.
     The undersigned hereby agrees that it will not sell, assign, or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated: ,
Signature